UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2023

BIOLASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

27042 Towne Centre Drive, Suite 270
Lake Forest, California 92610
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The Nasdaq Stock Market LLC
(Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 15, 2023, BIOLASE, Inc., a Delaware corporation (the “Company”), entered into the Eleventh Amendment to Credit Agreement (the “Eleventh Amendment”) with SWK Funding LLC (“SWK”), in connection with that certain Credit Agreement (the “Credit Agreement”), by and among the Company, SWK, and the lender parties thereto. The Eleventh Amendment amends the Credit Agreement by reducing the principal amortization payment due on November 15, 2023 to $165,000, reducing the principal amortization payment due on February 15, 2024 to $165,000 provided that minimum consolidated unencumbered liquid assets are not less than $3,500,000 on such date, reducing the required minimum consolidated unencumbered liquid assets to $1,500,000 through and including December 30, 2023 and to $2,500,000 thereafter, and reducing the required minimum consolidated unencumbered liquid assets to $3,500,000 as of the last day of any fiscal quarter beginning with the period ending March 31, 2024. The Eleventh Amendment contains representations, warranties, covenants, releases, and conditions customary for a credit agreement amendment of this type.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2023, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, based on the Company’s stockholders’ equity of $332,000 as of September 30, 2023, as reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain stockholders’ equity of at least $2.5 million. The Company has until December 29, 2023 to provide Nasdaq with a specific plan to achieve and sustain compliance with the foregoing listing requirement. If the Company’s plan to regain compliance is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the letter for the Company to evidence compliance.

The Company is presently evaluating various courses of action to regain compliance and intends to timely submit a plan to Nasdaq to regain compliance with the Nasdaq Listing Rules. However, there can be no assurance that the Company’s plan will be accepted or that if it is, the Company will be able to regain compliance and maintain its listing on the Nasdaq Capital Market. If the Company’s plan to regain compliance is not accepted or if Nasdaq does not grant an extension and the Company does not regain compliance within the requisite time period, or if the Company fails to satisfy another Nasdaq requirement for continued listing, Nasdaq could provide notice that the Company’s securities will become subject to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date: November 17, 2023	By:	/s/ John R. Beaver
Name: John R. Beaver
Title: President and Chief Executive Officer